EXHIBIT 99.2
90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864 Member	FEDERAL DEPOSIT INSURANCE CORP
June 30, 2007
QUARTERLY REPORT
Dear Shareholder:
The Citizens Trust Company (CTC) merger occurred on May 1st and the financial effects of the merger are reflected in the unaudited balance sheet and income statement attached. Total assets increased to $1.2 billion or 9% from last year. Net loans increased 14.9% with the addition of CTC loans, 5.8% excluding CTC. Total deposits and repo sweeps increased by 15.5% with the merger, 2.3% excluding CTC. Trust Assets under management increased to $666.4 million or 39.9%, 18.4% excluding CTC. Tangible Equity/Tangible Assets stood at 10.55%.
Due to a strategic investment portfolio restructuring resulting in an after tax loss of $1.175 million, our net income for the quarter dropped to $1.9 million. The securities that were sold at a loss were originally purchased in 2003 and 2004 when yields on fixed income securities were lower than today’s rates on similar instruments. The average yield on the sold instruments was 4.41%. We intend to reinvest the proceeds from the sale in securities that will yield about 6%. Net interest income increased by 1.5% in the six month period ending June 30th and noninterest revenue increased by $1.078 million or 28.9% due in large part to a 53.2% increase in Trust and Financial Management revenue.
Management has begun several initiatives to reduce future expenses and enhance our revenues and net income. You should see the results of those initiatives in our financial reports over the next 18 months.
Our EZ-Deposit program is off to a running start. EZ-Deposit permits businesses to capture and transmit from their own offices images of checks they receive during the day. This saves the businessperson time and money. When combined with our current and planned comprehensive cash management processes (e.g., Internet Banking, ACH origination and deposit and credit sweeps), we provide our business clients with significant savings and efficiencies.
Craig G. Litchfield
Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield     Chairman of the Board

Dennis F. Beardslee	Edward L. Learn
R. Robert DeCamp	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Karl W. Kroeck	Ann M. Tyler
Leo F. Lambert	Charles H. Updegraff Jr.
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148
TRUST & FINANCIAL MANAGEMENT GROUP

90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING — 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT — 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION — 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com
CITIZENS TRUST COMPANY
a Division of Citizens & Northern Bank
OFFICES

10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
www.citizenstrustcompany.com
FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data) (Unaudited)

	3 MONTHS ENDED		6 MONTHS ENDED
	JUNE		JUNE
	2007	2006	2007	2006
	(Current)	(Prior Yr)	(Current)	(Prior Yr)

Interest and Dividend Income	$17,692	$15,984	$33,935	$31,847
Interest Expense	8,679	7,566	16,679	14,844

Interest Margin	9,013	8,418	17,256	17,003
(Credit)/Provision for Loan Losses	—	(300)	229	300

Interest Margin After Provision for Loan Losses	9,013	8,718	17,027	16,703
Other Income	2,716	1,937	4,804	3,726
Realized (Losses) Gains on Securities, Net	(1,241	) 1,333	(80)	2,648
Other Expenses	8,192	7,976	16,439	15,819

Income Before Income Tax Provision	2,296	4,012	5,312	7,258
Income Tax Provision	360	813	918	1,239

NET INCOME	$1,936	$3,199	$4,394	$6,019

PER SHARE DATA (**):
Net Income — Basic	$0.22	$0.38	$0.52	$0.72
Net Income — Diluted	$0.22	$0.38	$0.52	$0.72
Dividend Per Share	$0.24	$0.24	$0.48	$0.48
Number Shares Used in Computation — Basic	8,698,703	8,363,821	8,497,076	8,371,810
Number Shares Used in Computation — Diluted	8,711,732	8,386,723	8,512,559	8,402,130

CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)

	JUNE 30,	JUNE 30,
	2007	2006
ASSETS
Cash & Due from Banks	$42,814	$42,084
Trading Securities	2,514	—
Available-for-Sale Securities	344,283	362,573
Loans, Net	747,114	650,294
Intangible Assets	13,758	3,319
Other Assets	74,500	65,437

TOTAL ASSETS	$1,224,983	$1,123,707

LIABILITIES
Deposits	$871,141	$756,474
Repo Sweep Accounts	30,004	23,450

Total Deposits and Repo Sweeps	901,145	779,924
Borrowed Funds	172,704	208,389
Other Liabilities	9,641	6,768

TOTAL LIABILITIES	1,083,490	995,081

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Net Unrealized Gains/Losses on Available-for-Sale Securities	143,297	128,715
Accumulated Other Comprehensive Income/ Loss:
Net Unrealized Gains/Losses on Available-for-Sale Securities	(636)	(89)
Defined Benefit Plans Adjustment, Net (*)	(1,168)	—

TOTAL SHAREHOLDERS’ EQUITY	141,493	128,626

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,224,983	$1,123,707

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)

	6 MONTHS ENDED		%
	JUNE		INCREASE
	2007	2006	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$4,394	$6,019	-27.00%
Return on Average Assets	0.76%	1.05%	-27.62%
Return on Average Equity	6.53%	9.17%	-28.79%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,224,983	$1,123,707	9.01%
Available-for-Sale Securities	344,283	362,573	-5.04%
Loans (Net)	747,114	650,294	14.89%
Allowance for Loan Losses	8,922	8,062	10.67%
Deposits and Repo Sweep Accounts	901,145	779,924	15.54%

Trust Assets Under Management	666,425	476,437	39.88%

SHAREHOLDERS’ VALUE (PER SHARE) (**)
Net Income — Basic	$0.52	$0.72	-27.78%
Net Income — Diluted	$0.52	$0.72	-27.78%
Dividends	$0.48	$0.48	0.00%
Book Value	$15.88	$15.38	3.25%
Tangible Book Value	$14.34	$14.99	-4.34%
Market Value (Last Trade)	$19.56	$23.62	-17.19%
Market Value / Book Value	123.17%	153.58%	-19.80%
Market Value / Tangible Book Value	136.40%	157.57%	-13.44%
Price Earnings Multiple	18.81	16.40	14.68%
Dividend Yield	4.91%	4.06%	20.89%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets	10.55%	11.18%	-5.67%
Nonperforming Assets / Total Assets	0.56%	0.53%	5.66%
Allowance for Loan Losses / Total Loans	1.18%	1.22%	-3.28%
Risk Based Capital Ratio	16.84%	17.58%	-4.21%

AVERAGE BALANCES
Average Assets	$1,152,512	$1,146,472	0.53%
Average Equity	134,497	131,205	2.51%

(*)	Effective December 31, 2006, Statement of Financial Accounting Standards No. 158 requires gains or losses, prior service costs or credits, and transition assets or obligations as of the end of the period that have not yet been included in net periodic benefit cost be recognized as accumulated other comprehensive income or loss, net of tax.

(**)	For purposes of per share calculations, the number of outstanding shares has been retroactively adjusted for the effects of 1% stock dividends issued in January of 2007 and 2006.